POWER OF ATTORNEY

I, the undersigned officer of Aetna GET Fund, Aetna Income Shares, Aetna Variable Fund and Aetna Variable Encore Fund hereby constitute and appoint Amy
R. Doberman, Julie E. Rockmore and Daniel E. Burton, and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940:

Registration Statements filed under the Securities Act of 1933:

Aetna GET Fund                                                       33-12723
Aetna Income Shares                                                   2-47232
Aetna Variable Fund                                                   2-51739
Aetna Variable Encore Fund                                            2-53038

Registration Statements filed under the Investment Company Act of 1940:

Aetna GET Fund                                                       811-5062
Aetna Income Shares                                                  811-2361
Aetna Variable Fund                                                  811-2514
Aetna Variable Encore Fund                                           811-2565

hereby ratifying and confirming on this 29th day of September, 1998, my signature as it may be signed by my said attorneys to any and all amendments to such Registration Statements.


                                 Signature/Title
                                 ---------------

                            /s/ Stephanie A. DeSisto
         --------------------------------------------------------------
                              Stephanie A. DeSisto
                            Vice President, Treasurer
                          and Chief Financial Officer